195 Church Street New Haven, CT 06510
PRESS RELEASE
Contact: Glenn I. MacInnes E. V. P. & Chief Financial Officer 203 789 2639

NewAlliance Reports 26% Increase Over Prior Year
Fourth Quarter Earnings
Continued Revenue and Deposit Growth Highlighted

New Haven, Connecticut, January 26, 2010 – NewAlliance Bancshares, Inc. (“NewAlliance” or the “Company”) (NYSE: NAL), the holding company for NewAlliance Bank, today released the results of its operations for the fourth quarter and full year 2009.

Net income for the quarter was $12.1 million, an increase of 25.7% from $9.6 million for the fourth quarter of 2008. Earnings per diluted share for the quarter were $0.12 compared to $0.10 per diluted share for the prior year fourth quarter.

For the year-ended December 31, 2009, net income improved to $46.4 million, or $0.47 per diluted share, compared to the prior year of $45.3 million, or $0.45 per diluted share, representing a 2.5% increase in net income year over year. Revenue grew to $262.5 million in 2009, a 6.7% increase over 2008. For the fourth quarter of 2009, revenue of $66.8 million was up 11.1% over the fourth quarter of 2008 and down by 2.1% from the linked quarter.

The Company also announced that its Board of Directors voted today to pay a quarterly dividend of $0.07 per share on February 18, 2010 to shareholders of record on February 8, 2010. This will be the Company’s 23rd consecutive quarterly dividend paid.

Peyton R. Patterson, Chairman, President and Chief Executive Officer, stated, “The year 2009 was a stand-out for NewAlliance.  Despite a challenging economic environment, we maintained excellent credit quality while improving performance in nearly every other key metric, including revenue growth, market share gains and earnings growth.”

Loan and Deposit Growth

Total loan originations were $1.49 billion, an increase of 15.2% from the prior year. This is primarily attributed to NewAlliance originating an all-time high of $1.04 billion in organic residential mortgages, growing 59.9% over 2008. Loan balances declined 4.0% year over year to $4.76 billion.

During 2009, NewAlliance remained committed to supporting consumers and businesses in its communities. In fact, NewAlliance was once again recognized as a top Small Business Administration lender in Connecticut.

In 2009, the Bank achieved another important milestone, growing deposits to a record high of $5.02 billion, up 13.0% from the prior year, as businesses and consumers sought value and strength from their financial institution.

•
Average core deposits continued to experience healthy growth, increasing 33.5% from the fourth quarter of 2008, and 3.6% quarter over quarter, to $3.52 billion. This was accomplished as our concerted marketing and sales efforts continued to attract new customers and expand existing consumer and business relationships.

Notably, the Bank was able to accomplish this deposit growth while substantially decreasing its cost of funds, as the weighted average cost of deposits was reduced by 92 basis points from 2.24% in the month of December 2008 to 1.32% in the month of December 2009.

Revenue and Net Interest Income

Revenue momentum continued into the fourth quarter, growing 11.1% compared to fourth quarter 2008 and 6.7% for the full year.

Net interest income remained strong for the fourth quarter at $53.5 million, an increase of 12.0% over $47.8 million for the same period a year ago. For 2009, net interest income increased 6.9% to $203.2 million from $190.1 million in 2008.

Net interest margin continued an upward trend throughout 2009 increasing to 2.82% from 2.71% for the linked quarter, and up from 2.59% at the end of 2008, the highest margin in over three years. The main driver of the margin increase was the significant reduction in deposit and borrowing costs as well as the steady decrease in borrowings each quarter.

Non-Interest Income and Non-Interest Expense

Non-interest income for the fourth quarter of 2009 was $13.2 million, up 7.6% from $12.3 million in the fourth quarter of 2008. For the full year, non-interest income was up $3.4 million, or 6.0%.

•
For the year, income from sales of loans reached $5.6 million, contributing to non-interest income of $59.2 million, up from $55.9 million in 2008. Consumer preference for fixed rate mortgages through the year added to strong fee income in 2009, since the Bank sells most mortgages that have fixed rates.

•	Trust fee income for the fourth quarter increased 14.9% from the comparable quarter of 2008, to $1.6 million, and was flat compared to the linked quarter. For the full year, trust fees decreased 8.8%.

•	Deposit service charges continued to moderate as consumer spending remained at reduced levels, up 5.7% from the prior year quarter and down 1.3% from the linked quarter.

•
Non-interest expense on a year over year basis was relatively flat at $172.2 million for 2009, excluding the FDIC special assessment of $3.9 million in the second quarter and a one-time retirement related expense of $1.5 million for an executive in the fourth quarter.

Continued Superior Credit Quality

“Credit quality remained superior through 2009. This reflects our longstanding commitment to originate prudent loans in our footprint and our sound underwriting practices,” stated Glenn MacInnes, Chief Financial Officer.

•
The provision for loan losses was $3.5 million for the fourth quarter of 2009, decreasing from $3.8 million for the prior year quarter and from $5.4 million for the linked quarter due primarily to improvement in net charge-offs and a lower reserve requirement for impaired loans at December 31, 2009.

•
The provision for loan losses for the year was at $18.0 million, up from $13.4 million in 2008; however, the growth was small relative to peer institutions given the economic challenges that financial institutions faced over the last 18 months.

•
Allowance for loan losses to total loans was 1.10% at the end of 2009 compared to 1.01% for the prior year. Nonperforming assets to total assets were 0.64% compared to 0.49% for the same period in 2008.

Capital Management

The tangible common equity ratio and Tier 1 risk-based capital ratio were 11.08% and 19.92%, respectively, and total shareholders’ equity was $1.43 billion at December 31, 2009. The Company’s Tier 1 leverage capital ratio was 11.05% and is more than double the 5% regulatory benchmark that is considered ‘well-capitalized’ for banks. The Bank also has $1.48 billion of unused borrowing capacity.

“We have continued to maintain a solid capital position to strengthen the Company, just as we have maintained good asset quality and sound underwriting practices. Through a very difficult economic period, our customers and our investors demonstrated absolute confidence in our strength and stability,” stated Ms. Patterson.

At December 31, 2009 NewAlliance Bancshares, the parent company of NewAlliance Bank, had $8.43 billion in assets and operated 87 banking offices in Connecticut and Massachusetts.

NewAlliance Bank provides a full range of consumer and commercial banking products and services, trust services and investment and insurance products and services.  The Bank’s website is at www.newalliancebank.com.  Shareholders are particularly urged to monitor the Investor Relations section of the Company’s website.

NewAlliance will hold a conference call on fourth quarter earnings at 10 a.m. Eastern Time on Wednesday, January 27, 2010.  The call is being webcast and will be available at the Investor Relations section of the Company’s website at www.newalliancebank.com.  Individuals can dial in to the call toll free at 1-800-860-2442.  The international dial-in number is 1-412-858-4600, or the toll free Canada dial-in is 1-866-605-3852.

A replay of the webcast and call will be available after 12 Noon on January 27 through February 10, 2010.  To access the replay, dial 1-877-344-7529 or for international access dial 1-412-317-0088.  The passcode for either replay number is 436475.

The Company also announced today that it will hold its Annual Meeting of Shareholders on Tuesday, April 20, 2010 at 10 a.m. at the Crowne Plaza Cromwell, 100 Berlin Road, Cromwell, Connecticut, for shareholders of record as of March 8, 2010. The meeting will also be available through a live webcast. Details on the webcast will be made available on the Company’s website, www.newalliancebank.com, at least two weeks prior to the Annual Meeting.

Note: In discussing financial results, management may refer to certain non-GAAP (Generally Accepted Accounting Principles) measures. The Company’s management believes these non-GAAP measurements are essential to a proper understanding of the operating results of the Company’s core business.  These non-GAAP measurements are not a substitute for operating results determined in accordance with GAAP nor do they necessarily conform to non-GAAP performance measures that may be presented by other companies. A reconciliation of GAAP and non-GAAP information is included in this release.

Statements in this news release, if any, concerning future results, performance, expectations or intentions are forward-looking statements. Actual results, performance or developments may differ materially from forward-looking statements as a result of known or unknown risks, uncertainties and other factors, including those identified from time to time in the Company’s filings with the Securities and Exchange Commission, press releases and other communications. Actual results also may differ based on the Company’s ability to successfully maintain and integrate customers from acquisitions.

The Company intends any forward-looking statements to be covered by the Litigation Reform Act of 1995 and is including this statement for purposes of said safe harbor provisions.  Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this news release. Except as required by applicable law or regulation, the Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances that occur after the date as of which such statements are made.

The Company’s capital strategy includes deployment of excess capital through acquisitions.  Future acquisitions are expected to impact the Company’s results in future periods.

NewAlliance Bancshares, Inc.
Consolidated Statements of Income (Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(In thousands, except share data)	2009	2008	2009	2008

Interest and dividend income	$90,695	$98,737	$371,799	$399,173
Interest expense	37,169	50,934	168,592	209,057

Net interest income before provision for loan losses	53,526	47,803	203,207	190,116
Provision for loan losses	3,467	3,800	18,000	13,400
Net interest income after provision for loan losses	50,059	44,003	185,207	176,716

Non-interest income
Depositor service charges	7,176	6,788	27,351	27,180
Loan and servicing income	321	(3)	819	968
Trust fees	1,571	1,367	5,790	6,351
Investment management, brokerage & insurance fees	1,208	1,646	6,723	7,893
Bank owned life insurance	896	953	3,548	4,937

Other-than-temporary impairment losses on securities	(1,741)	(70)	(4,263)	(2,681)
Less: Portion of loss recognized in other comprehensive income (before taxes)	970	-	2,866	-
Net impairment losses on securities recognized in earnings	(771)	(70)	(1,397)	(2,681)
Net gain on sale of securities	1,175	903	7,314	4,524
Net gain on securities	404	833	5,917	1,843

Mortgage origination activity and loan sale income	818	209	5,586	1,551
Other	849	513	3,512	5,173
Total non-interest income	13,243	12,306	59,246	55,896

Non-interest expense
Salaries and employee benefits	24,365	22,710	89,646	91,687
Occupancy	4,516	4,462	18,202	18,091
Furniture and fixtures	1,461	1,585	5,808	6,550
Outside services	5,513	5,523	20,098	19,314
Advertising, public relations, and sponsorships	1,680	945	5,664	6,152
Amortization of identifiable intangible assets	2,122	2,364	8,501	9,456
Merger related charges	57	8	84	185
FDIC insurance premiums	1,761	177	10,479	721
Other	3,710	3,869	13,731	14,413
Total non-interest expense	45,185	41,643	172,213	166,569

Income before income taxes	18,117	14,666	72,240	66,043

Income tax provision	5,992	5,022	25,797	20,747

Net income	$12,125	$9,644	$46,443	$45,296

Earnings per share
Basic	$0.12	$0.10	$0.47	$0.45
Diluted	0.12	0.10	0.47	0.45

Weighted average shares outstanding
Basic	99,092,896	98,944,841	99,162,929	99,587,146
Diluted	99,254,938	99,221,856	99,176,152	99,706,721

NewAlliance Bancshares, Inc.
Consolidated Statements of Income (Unaudited)

Three Months Ended
December 31,		September 30,	June 30,	March 31,	December 31,
(In thousands, except share data)	2009	2009	2009	2009	2008

Interest and dividend income	$90,695	$92,268	$94,082	$94,755	$98,737
Interest expense	37,169	40,506	44,155	46,762	50,934

Net interest income before provision for loan losses	53,526	51,762	49,927	47,993	47,803
Provision for loan losses	3,467	5,433	5,000	4,100	3,800
Net interest income after provision for loan losses	50,059	46,329	44,927	43,893	44,003

Non-interest income
Depositor service charges	7,176	7,270	6,953	5,953	6,788
Loan and servicing income	321	322	357	(181)	(3)
Trust fees	1,571	1,569	1,392	1,259	1,367
Investment management, brokerage & insurance fees	1,208	1,700	1,564	2,250	1,646
Bank owned life insurance	896	882	899	871	953

Other-than-temporary impairment losses on securities	(1,741)	-	(2,522)	-	(70)
Less: Portion of loss recognized in other comprehensive income (before taxes)	970	-	1,896	-	-
Net impairment losses on securities recognized in earnings	(771)	-	(626)	-	(70)
Net gain on sale of securities	1,175	2,029	2,243	1,866	903
Net gain (loss) on securities	404	2,029	1,617	1,866	833

Mortgage origination activity and loan sale income	818	1,268	1,481	2,019	209
Other	849	1,409	1,028	226	513
Total non-interest income	13,243	16,449	15,291	14,263	12,306

Non-interest expense
Salaries and employee benefits	24,365	22,443	21,607	21,231	22,710
Occupancy	4,516	4,287	4,644	4,755	4,462
Furniture and fixtures	1,461	1,419	1,453	1,475	1,585
Outside services	5,513	4,779	4,455	5,350	5,523
Advertising, public relations, and sponsorships	1,680	1,869	981	1,134	945
Amortization of identifiable intangible assets	2,122	2,122	2,129	2,129	2,364
Merger related charges	57	4	22	1	8
FDIC insurance premiums	1,761	1,880	5,893	945	177
Other	3,710	3,439	3,221	3,361	3,869
Total non-interest expense	45,185	42,242	44,405	40,381	41,643

Income before income taxes	18,117	20,536	15,813	17,775	14,666

Income tax provision	5,992	7,916	5,705	6,185	5,022

Net income	$12,125	$12,620	$10,108	$11,590	$9,644

Earnings per share
Basic	$0.12	$0.13	$0.10	$0.12	$0.10
Diluted	0.12	0.13	0.10	0.12	0.10

Weighted average shares outstanding
Basic	99,092,896	99,506,517	99,441,855	99,254,242	98,944,841
Diluted	99,254,938	99,569,908	99,474,304	99,270,068	99,221,856

NewAlliance Bancshares, Inc.
Consolidated Balance Sheets (Unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
(In thousands)	2009	2009	2009	2009	2008
Assets
Cash and due from banks	$96,927	$106,539	$85,070	$137,381	$98,131
Federal funds sold	-	-	-	-	-
Short-term investments	50,000	40,000	62,000	80,000	55,000
Investment securities available for sale	2,327,855	2,391,260	2,291,350	2,085,958	1,928,562
Investment securities held to maturity	240,766	263,103	288,104	312,095	309,782
Loans held for sale	14,659	14,749	54,479	20,413	5,361
Loans
Residential real estate	2,396,303	2,424,962	2,481,352	2,532,700	2,546,018
Commercial real estate	1,233,250	1,222,980	1,196,010	1,217,929	1,220,810
Commercial business	411,211	422,814	435,556	441,811	458,952
Consumer	721,281	734,951	738,540	740,308	737,005
Total loans	4,762,045	4,805,707	4,851,458	4,932,748	4,962,785
Less allowance for loan losses	(52,463)	(51,720)	(51,502)	(50,635)	(49,911)
Total loans, net	4,709,582	4,753,987	4,799,956	4,882,113	4,912,874
Federal Home Loan Bank of Boston stock	120,821	120,821	120,821	120,821	120,821
Premises and equipment, net	57,083	57,396	57,499	58,307	59,419
Cash surrender value of bank owned life insurance	140,153	139,257	138,375	137,476	136,868
Goodwill	527,167	527,167	527,167	527,167	527,167
Identifiable intangible assets	35,359	37,481	39,603	41,732	43,860
Other assets	113,941	88,993	117,016	95,136	101,673
Total assets	$8,434,313	$8,540,753	$8,581,440	$8,498,599	$8,299,518

Liabilities
Deposits
Regular savings	$1,817,787	$1,841,605	$1,913,169	$1,651,874	$1,463,341
Money market	790,453	696,464	520,902	477,569	346,522
NOW	400,176	367,627	389,495	359,598	368,730
Demand	534,358	528,614	523,618	494,412	494,978
Time	1,481,446	1,540,025	1,515,322	1,678,706	1,774,259
Total deposits	5,024,220	4,974,335	4,862,506	4,662,159	4,447,830
Borrowings
Federal Home Loan Bank advances	1,755,533	1,885,389	2,057,720	2,167,536	2,190,914
Repurchase agreements	112,095	133,802	132,511	148,259	159,530
Junior subordinated debentures	21,135	21,135	21,135	24,685	24,735
Other borrowings	1,165	1,204	1,243	1,281	1,317
Other liabilities	85,212	97,401	99,077	100,502	93,976
Total liabilities	6,999,360	7,113,266	7,174,192	7,104,422	6,918,302

Stockholders' equity	1,434,953	1,427,487	1,407,248	1,394,177	1,381,216

Total liabilities and stockholders' equity	$8,434,313	$8,540,753	$8,581,440	$8,498,599	$8,299,518

NewAlliance Bancshares, Inc.
Selected Financial Highlights (Unaudited)
	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands, except per share data)	2009	2009	2009	2009	2008
Net interest income before provision for loan losses	$ 53,526	$ 51,762	$ 49,927	$ 47,993	$ 47,803
Net income	12,125	12,620	10,108	11,590	9,644
Shares outstanding (end of period)	106,050,464	106,638,777	106,788,454	106,788,675	107,058,509
Weighted average shares outstanding:
Basic	99,092,896	99,506,517	99,441,855	99,254,242	98,944,841
Diluted	99,254,938	99,569,908	99,474,304	99,270,068	99,221,856
Earnings per share:
Basic	$ 0.12	$ 0.13	$ 0.10	$ 0.12	$ 0.10
Diluted	0.12	0.13	0.10	0.12	0.10
Shareholders' equity (end of period)	1,434,953	1,427,487	1,407,248	1,394,177	1,381,216
Book value per share (end of period)	13.53	13.39	13.18	13.06	12.90
Tangible book value per share (end of period)	8.23	8.09	7.87	7.73	7.57

Ratios & Other Information

Net interest margin (net interest income as a
% of average earnings assets)	2.82%	2.71%	2.63%	2.58%	2.59%
Net interest spread (yield on earning assets
minus yield on interest-bearing liabilities)	2.46	2.34	2.24	2.17	2.13
Average yield on interest-earning assets	4.77	4.83	4.95	5.09	5.35
Average rate paid on interest-bearing liabilities	2.31	2.49	2.71	2.92	3.22

Return on average assets	0.57	0.59	0.47	0.55	0.47
Return on average equity	3.39	3.57	2.89	3.35	2.76

At period end:
Tier 1 leverage capital ratio	11.05%	10.97%	10.88%	11.02%	11.05%

Asset Quality Information
Nonperforming loans	$ 50,507	$ 49,091	$ 54,872	$ 50,122	$ 38,331
Total nonperforming assets	54,212	51,793	55,864	51,504	40,354
Nonperforming loans as a % of total loans	1.06%	1.02%	1.13%	1.02%	0.77%
Nonperforming assets as a % of total assets	0.64	0.61	0.65	0.61	0.49
Allowance for loan losses as a % of total loans	1.10	1.08	1.06	1.03	1.01
Allowance for loan losses as a % of nonperforming loans	103.87	105.36	93.86	101.02	130.21

Provision for loan losses	$ 3,467	$ 5,433	$ 5,000	$ 4,100	$ 3,800

Banking offices	87	87	87	89	89

Non-GAAP Financial Information and Ratios

Noninterest income (1)	$ 13,039	$ 14,136	$ 13,585	$ 13,145	$ 12,127
Noninterest income as a percent of
operating revenue (1)	19.59%	21.45%	21.39%	21.50%	20.24%
Efficiency ratio (2)	67.39	63.61	69.65	65.71	68.98
Expenses to average assets (3)	2.12	1.98	2.07	1.91	2.01
Return on average tangible assets	0.61	0.63	0.51	0.59	0.50
Return on average tangible equity	5.61	5.95	4.87	5.68	4.66
Tangible common equity/tangible assets	11.08	10.82	10.49	10.41	10.48

Net income, GAAP			$ 10,108
FDIC special assessment, net of tax			2,571
Proforma net income			12,679

Proforma net income per share - basic			0.13
Proforma net income per share - diluted			0.13

Proforma return on average assets (4)			0.59%
Proforma return on average equity (4)			3.63
Proforma return on average tangible assets (4)			0.64
Proforma return on average tangible equity (4)			6.11
Proforma efficiency ratio (2) (4)			63.42
Proforma expenses to average assets (3) (4)			1.88

(1) Excludes total net gains or losses on securities and limited partnerships
(2) Excludes total net gains or losses on securities and limited partnerships and other real estate owned expenses
(3) Excludes severance and merger costs (Where applicable)
(4) Excludes FDIC special assessment (2nd quarter 2009)

NewAlliance Bancshares, Inc.
Average Balance Sheets (Unaudited)
	Three Months Ended
	December 31, 2009			December 31, 2008
			Average			Average
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate

Interest-earning assets
Loans
Residential real estate	$2,424,730	$30,761	5.07%	$2,555,332	$35,012	5.48%
Commercial real estate	1,222,779	17,880	5.85	1,218,769	18,709	6.14
Commercial business	416,230	5,361	5.15	454,097	6,614	5.83
Consumer	728,347	8,386	4.61	733,054	9,433	5.15
Total Loans	4,792,086	62,388	5.21	4,961,252	69,768	5.63
Fed funds sold and other short-term investments	88,920	45	0.20	47,614	241	2.02
Federal Home Loan Bank of Boston stock	120,821	-	-	120,821	759	2.51
Investment securities	2,602,925	28,262	4.34	2,256,634	27,969	4.96
Total interest-earning assets	7,604,752	$90,695	4.77%	7,386,321	$98,737	5.35%
Non-interest-earning assets	909,781			906,819
Total assets	$8,514,533			$8,293,140

Interest-bearing liabilities
Deposits
Money market	$771,971	$2,670	1.38%	$349,762	$1,873	2.14%
NOW	372,238	292	0.31	346,630	286	0.33
Savings	1,835,047	4,756	1.04	1,441,505	8,101	2.25
Time	1,511,417	9,915	2.62	1,792,865	14,999	3.35
Total interest-bearing deposits	4,490,673	17,633	1.57	3,930,762	25,259	2.57
Repurchase agreements	125,861	362	1.15	186,570	908	1.95
FHLB advances and other borrowings	1,825,600	19,174	4.20	2,202,488	24,767	4.50
Total interest-bearing liabilities	6,442,134	37,169	2.31%	6,319,820	50,934	3.22%
Non-interest-bearing demand deposits	541,540			499,793
Other non-interest-bearing liabilities	102,080			73,361
Total liabilities	7,085,754			6,892,974
Equity	1,428,779			1,400,166
Total liabilities and equity	$8,514,533			$8,293,140
Net interest-earning assets	$1,162,618			$1,066,501
Net interest income		$53,526			$47,803
Interest rate spread			2.46%			2.13%
Net interest margin (net interest income
as a percentage of total interest-earning assets)			2.82%			2.59%
Ratio of total interest-earning assets
to total interest-bearing liabilities			118.05%			116.88%

NewAlliance Bancshares, Inc.
Average Balance Sheets (Unaudited)
	Three Months Ended
	December 31, 2009			September 30, 2009
			Average			Average
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate

Interest-earning assets
Loans
Residential real estate	$2,424,730	$30,761	5.07%	$2,462,668	$31,983	5.19%
Commercial real estate	1,222,779	17,880	5.85	1,212,759	17,791	5.87
Commercial business	416,230	5,361	5.15	437,842	5,419	4.95
Consumer	728,347	8,386	4.61	737,405	8,517	4.62
Total Loans	4,792,086	62,388	5.21	4,850,674	63,710	5.25
Fed funds sold and other short-term investments	88,920	45	0.20	87,864	63	0.29
Federal Home Loan Bank of Boston stock	120,821	-	-	120,821	-	-
Investment securities	2,602,925	28,262	4.34	2,579,856	28,495	4.42
Total interest-earning assets	7,604,752	$90,695	4.77%	7,639,215	$92,268	4.83%
Non-interest-earning assets	909,781			899,599
Total assets	$8,514,533			$8,538,814

Interest-bearing liabilities
Deposits
Money market	$771,971	$2,670	1.38%	$621,017	$2,419	1.56%
NOW	372,238	292	0.31	366,770	280	0.31
Savings	1,835,047	4,756	1.04	1,878,458	5,701	1.21
Time	1,511,417	9,915	2.62	1,512,703	10,530	2.78
Total interest-bearing deposits	4,490,673	17,633	1.57	4,378,948	18,930	1.73
Repurchase agreements	125,861	362	1.15	127,307	375	1.18
FHLB advances and other borrowings	1,825,600	19,174	4.20	1,988,712	21,201	4.26
Total interest-bearing liabilities	6,442,134	37,169	2.31%	6,494,967	40,506	2.49%
Non-interest-bearing demand deposits	541,540			532,792
Other non-interest-bearing liabilities	102,080			96,367
Total liabilities	7,085,754			7,124,126
Equity	1,428,779			1,414,688
Total liabilities and equity	$8,514,533			$8,538,814
Net interest-earning assets	$1,162,618			$1,144,248
Net interest income		$53,526			$51,762
Interest rate spread			2.46%			2.34%
Net interest margin (net interest income
as a percentage of total interest-earning assets)			2.82%			2.71%
Ratio of total interest-earning assets
to total interest-bearing liabilities			118.05%			117.62%

NewAlliance Bancshares, Inc.
Average Balance Sheets (Unaudited)
	Twelve Months Ended
	December 31, 2009			December 31, 2008
			Average			Average
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate

Interest-earning assets
Loans
Residential real estate	$2,497,784	$131,119	5.25%	$2,503,135	$138,005	5.51%
Commercial real estate	1,216,121	70,735	5.82	1,203,399	74,159	6.16
Commercial business	436,674	22,019	5.04	460,679	27,819	6.04
Consumer	736,764	34,207	4.64	710,132	38,984	5.49
Total Loans	4,887,343	258,080	5.28	4,877,345	278,967	5.72
Fed funds sold and other short-term investments	92,253	387	0.42	46,211	1,209	2.62
Federal Home Loan Bank of Boston stock	120,821	-	-	118,985	4,526	3.80
Investment securities	2,493,186	113,332	4.55	2,238,586	114,471	5.11
Total interest-earning assets	7,593,603	$371,799	4.90%	7,281,127	$399,173	5.48%
Non-interest-earning assets	894,857			929,355
Total assets	$8,488,460			$8,210,482

Interest-bearing liabilities
Deposits
Money market	$579,806	$9,170	1.58%	$420,972	$9,315	2.21%
NOW	363,621	1,069	0.29	368,277	1,368	0.37
Savings	1,756,246	23,881	1.36	1,257,542	29,047	2.31
Time	1,591,055	46,561	2.93	1,792,948	64,942	3.62
Total interest-bearing deposits	4,290,728	80,681	1.88	3,839,739	104,672	2.73
Repurchase agreements	138,219	1,663	1.20	183,650	4,021	2.19
FHLB advances and other borrowings	2,038,012	86,248	4.23	2,222,615	100,364	4.52
Total interest-bearing-liabilities	6,466,959	168,592	2.61%	6,246,004	209,057	3.35%
Non-interest-bearing demand deposits	518,596			484,090
Other non-interest-bearing liabilities	95,880			73,389
Total liabilities	7,081,435			6,803,483
Equity	1,407,025			1,406,999
Total liabilities and equity	$8,488,460			$8,210,482
Net interest-earning assets	$1,126,644			$1,035,123
Net interest income		$203,207			$190,116
Interest rate spread			2.29%			2.13%
Net interest margin (net interest income
as a percentage of total interest-earning assets)			2.68%			2.61%
Ratio of total interest-earning assets
to total interest-bearing liabilities			117.42%			116.57%

NewAlliance Bancshares, Inc.
Asset Quality (Unaudited)
	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2009	2009	2009	2009	2008
Nonperforming assets
Residential real estate	$31,140	$26,654	$25,817	$21,616	$12,634
Commercial real estate	8,595	9,714	15,478	18,429	18,435
Commercial business	8,497	10,693	12,039	8,495	5,863
Consumer	2,275	2,030	1,538	1,582	1,399
Total nonperforming loans	50,507	49,091	54,872	50,122	38,331

Other nonperforming assets, net	3,705	2,702	992	1,382	2,023

Total nonperforming assets	$54,212	$51,793	$55,864	$51,504	$40,354

Allowance for loan losses	$52,463	$51,720	$51,502	$50,635	$49,911

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2009	2009	2009	2009	2008
Net loan charge-offs
Residential real estate	$883	$957	$887	$466	$473
Commercial real estate	738	864	1,757	2,284	1,781
Total real estate	1,621	1,821	2,644	2,750	2,254
Commercial business	890	2,938	1,262	598	588
Consumer	213	456	227	28	222
Total net charge-offs	$2,724	$5,215	$4,133	$3,376	$3,064

Provision for loan losses	$3,467	$5,433	$5,000	$4,100	$3,800

	At or For the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2009	2009	2009	2009	2008
Ratios
Allowance for loan losses to total loans	1.10%	1.08%	1.06%	1.03%	1.01%
Allowance for loan losses to nonperforming loans	103.87	105.36	93.86	101.02	130.21
Nonperforming loans to total loans	1.06	1.02	1.13	1.02	0.77
Nonperforming assets to total assets	0.64	0.61	0.65	0.61	0.49
Net charge-offs to average loans (annualized)	0.23	0.43	0.33	0.27	0.25